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                                                                    Exhibit 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1997 (except with respect to the matter discussed in Note 17, as to which the date is February 28, 1997) included in Aviation Distributors, Inc.'s Registration Statement on Form SB-2 for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.





                                                ARTHUR ANDERSEN LLP

Orange County, California
March 6, 1997


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